Five Oaks Investment Corp. Reports First Quarter 2015 Financial Results

Proprietary Jumbo Loan Securitization Program Now Operational

NEW YORK, May 11, 2015 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") today announced its financial results for the quarter ended March 31, 2015. For the first quarter, the Company reported a GAAP net loss of $6.0 million, or $0.41 per basic and diluted share, comprehensive income of $0.40 per basic and diluted share, and core earnings* of $4.8 million, or $0.32 per basic and diluted share. The Company also reported a net book value of $11.65 per share on a basic and diluted basis at March 31, 2015.

Quarterly Highlights and Subsequent Event

  The Company achieved a positive economic return** on its common stock of 0.80%, or 3.19% annualized, comprised of $0.38 dividend per common share more than offsetting a $0.28 decrease in net book value per share.
  The Company's securitization business continued ramping up the aggregation of prime jumbo loans for securitization. After quarter end, on April 30, 2015, we completed our third prime jumbo securitization in the amount of $267.2 million, and the first off the Company's proprietary program – Oaks Mortgage Trust.
  On February 24, 2015, Five Oaks Insurance LLC, another wholly owned subsidiary of the Company, became a member of the Federal Home Loan Bank of Indianapolis, or FHLBI.
  Fixed-rate Agency RMBS assets further reduced to 9% of the portfolio as of March 31, 2015.

* Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

** Economic return is a non-GAAP measure that we define as the sum of the change in net asset value per common share and dividends declared on our common stock during the period over the beginning net asset value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "During the first quarter we navigated relatively well through interest rate markets that once again exhibited significant volatility. Having started the year at 2.12%, the ten-year Treasury rate dropped as low as 1.68% in February as the ECB began its bond buying program and investors bought US Treasuries in the search for some level of yield, before trading back up towards quarter end. This in turn triggered an increase in mortgage prepayment rates, which impacted the values of our mortgage servicing rights and interest only securities. We nevertheless produced another positive economic return for common stockholders in the first quarter.

"The prime jumbo securitization market appears healthy, with around $5.7 billion of issuance in the first four months of the year compared with $8.8 billion for the whole of 2014. We are delighted that this includes the inaugural issuance from our own proprietary program – the $267.2mm Oaks Mortgage Trust 2015-1. Completed in April, the transaction created an investment package of B-notes and interest only securities for our REIT investment portfolio, and we retained all of the excess servicing rights in our taxable REIT subsidiary. With the completion of the transaction we have now created over $600 million in negative duration excess servicing rights from loans that we have underwritten and aggregated. We continue building our client base and have to-date signed up 52 flow loan sellers that, along with our mini-bulk and bulk sellers provide us with a steady source of loans to purchase. OMTS 2015-1 represents the culmination of the aggregation/securitization strategy we have been working on since 2013, and I am confident that by providing us much greater control over the economic levers of this important business, it will enhance the value of our franchise going forward. Allied with our recently announced membership in the Federal Home Loan Bank system, and our expected stable and lower cost funding from that membership, we have made the transition to an operating company focused on new issue mortgage credit opportunities."

Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of March 31, 2015:

For the period ended March 31, 2015	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans	Unrestricted Cash (3)	Total
Amortized Cost	304,296,566	194,574,345	286,284,422	110,775,080	26,290,939	922,221,352
Market Value	310,046,089	201,135,713	291,867,407	114,088,791	26,290,939	943,428,939
Repurchase Agreements	(293,045,000)	(131,768,000)	(223,674,000)	(97,360,852)	-	(745,847,852)
Hedges	(3,405,839)	-	-	-	-	(3,405,839)
Other (4)	283,892	119,128	243,224	460,588	(994,038)	112,794
Restricted Cash	9,102,105	587,685	4,634,445	-	-	14,324,235
Equity Allocated	22,981,248	70,074,526	73,071,076	17,188,526	25,296,901	208,612,278

Debt/Net Equity (5)	12.75	1.88	3.06	5.66	-	3.58

For the Quarter Ended March 31, 2015	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans	Unrestricted Cash	Total
Yield on Earning Assets (6)	2.79%	6.77%	5.00%	4.10%	-	4.43%
Less Cost of Funds	1.37%	1.11%	1.14%	2.54%	-	1.35%
Net Interest Margin (7)	1.42%	5.66%	3.86%	1.56%	-	3.08%

(1) Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4 and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $171,914,914 and the fair value of our investments in Multi-Family MBS is $119,165,051.

(2) Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4, and CSMC 2014-OAK1 Trusts.
(3) Includes cash and cash equivalents.
(4) Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(5) Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(6) Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 4.56%.
(7) Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarter ended March 31, 2015:

Expenses	For the quarter ended March 31, 2015	For the quarter ended December 31, 2014

Management Fees	$ 717,775	$ 747,026
G&A Expenses (1)	$ 574,336	$ 528,161
Operating Expenses Reimbursable to Manager	$ 1,051,567	$ 864,270
Other Operating Expenses	$ 619,243	$ 1,560,413
Compensation Expense	$ 60,647	$ 67,745
Total Expenses	$ 3,023,568	$ 3,767,615

Period-End Capital	$ 208,612,278	$ 212,798,130

Management Fees	$ 717,775	$ 747,026
G&A, Other Operating Expenses and Reimbursable	$ 1,697,126	$ 1,350,891
Compensation Expenses	$ 60,647	$ 67,745
Expenses related to Prime Jumbo Loans	$ 548,020	$ 1,601,953

Management Fees as % of Capital	1.38%	1.40%
G&A, Other, Reimbursable and Compensation as % of Capital	3.37%	2.67%
Expenses related to Prime Jumbo Loans as % of Capital	1.05%	3.01%

(1) Excludes $1,109,540 and $1,011,625 in expense attributable to the consolidated trusts for the quarters ended March 31, 2015 and December 31, 2014.

The increase in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past quarter is a function of an increase in headcount and infrastructure expenses, certain of which are considered to be front-loaded for the year.

The decrease in expenses related to the Prime Jumbo loan business is due to the lower average balance of loans in the first quarter of 2015 relative to the fourth quarter of 2014.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarter ended March 31, 2015.

	Three months Ended March 31, 2015			Year-Ended December 31, 2014

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 4,509,717	$ 0.31	9.64%	$ 16,044,059	$ 1.30	9.8%
GAAP Net Income (Loss)	$ (6,010,836)	$ (0.41)	-12.85%	$ 426,490	$ 0.03	0.3%
Comprehensive Income (Loss)	$ 5,871,123	$ 0.40	12.55%	$ 18,729,794	$ 1.52	11.4%

	Weighted Ave Shares Outstanding		14,718,750
	Weighted Average Equity		$ 189,764,581

Stockholders' Equity and Book Value Per Share

As of March 31, 2015, our stockholders' equity was $208.6 million and our book value per common share was $11.65 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.125 per share of common stock for the months of April, May and June 2015. Based on the closing price of $10.65 as at March 31, 2015, this equates to an annualized dividend yield of 14.1%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, prior to January 1, 2015, GAAP required us to account for certain of our Non-Agency RMBS and Multi-Family MBS and the associated repurchase agreement financing as Linked Transactions. However, in managing and evaluating the composition and performance of our MBS portfolio, we did not view the purchase of our Non-Agency RMBS or Multi-Family MBS and the associated repurchase agreement financing as transactions that were linked, GAAP also requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01; JPMMT 2014-OAK4 and CSMC 2014-OAK1.However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of December 31, 2014 that includes Multi-Family MBS and Non-Agency RMBS underlying both Linked Transactions and our net investments in the consolidated trusts, and as of March 31, 2015 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three months Ended
March 31, 2015
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(6,010,840)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$154,313
Realized (Gain) Loss on derivative contracts, net	$2,830,486
Unrealized (Gain) Loss on derivative contracts, net	$1,751,038
Realized (Gain) Loss on mortgage loans held-for-sale	$(272,232)
Unrealized (Gain) Loss on mortgage loans held-for-sale	$(551,383)
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(2,037,111)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$3,356,407
Subtotal	$5,231,518

Other-than-temporary impairments:
Increase in credit reserves	$1,977,489
Additional other-than-temporary credit impairment losses	$2,890,939
Net other-than-temporary impairments	$4,868,428
Other Adjustments
Recognized compensation expense related to restricted common stock	$25,627
Net swap interest expense	$(796,406)
Adjustment for one-time charges	$265,250
Adjustment for consolidated securities	$1,191,390

Core Earnings	$4,774,967

Weighted average shares outstanding - Basic and Diluted	14,718,750

Core Earnings per weighted share outstanding - Basic and Diluted	$0.32

Additional Information

As of March 31, 2015, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of March 31, 2015 is set forth below:

Multi-Family Loans held in securitization trusts, at fair value	$ 1,677,170,247
Multi-Family Securitized Debt Obligations (non-recourse)	$ (1,595,199,584)
Net Carrying Value	$ 81,970,663
Multi-Family MBS (1)	$ 35,294,618
Multi-Family MBS PO	$ 83,870,432
Cash and Other	$ 706,813
Repurchase Agreements	$ (131,768,000)
Net Capital in Multi-Family	$ 70,074,526

(1) Excludes $23,785,333 in Multi-Family MBS that is consolidated

As of March 31, 2015, we have determined that we were the primary beneficiary of two prime jumbo residential mortgage securitization trusts, JPMMT 2014-OAK4 and CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of March 31, 2015 is set forth below:

Residential Loans held in securitization trusts, at fair value (1)	$ 555,592,713
Residential Securitized Debt Obligations (non-recourse)	$ (435,640,220)
Net Carrying Value	$ 119,952,493
Non-Agency RMBS	$ 171,914,914
Cash and Other	$ 4,877,669
Repurchase Agreements	$ (223,674,000)
Net Capital in Non-Agency	$ 73,071,076

(1) Excludes $2,432,600 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT"), and is focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"). The Company continues to implement a strategy of transitioning to an operating company focused on credit while maintaining a relative value investment approach across the whole residential mortgage market. The Company's objective is to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three	Three
	Months Ended	Months Ended
	March 31, 2015	March 31, 2014
	(unaudited)	(unaudited)
Revenues:
Interest income:
Available-for-sale securities	$6,805,958	$3,902,963
Mortgage loans held-for-sale	705,461	-
Multi-family loans held in securitization trusts	17,635,476	-
Residential loans held in securitization trusts	5,891,779	-
Cash and cash equivalents	4,341	5,660
Interest expense:	-
Repurchase agreements - available-for-sale securities	(1,712,768)	(561,159)
Repurchase agreements - mortgage loans held-for-sale	(436,593)	-
Multi-family securitized debt obligations	(16,135,459)	-
Residential securitized debt obligations	(3,655,469)	-

Net interest income	9,102,726	3,347,464

Other-than-temporary impairments
Increase in credit reserves	(1,977,489)	-
Additional other-than-temporary credit impairment losses	(2,890,939)	-

Total impairment losses recognized in earnings	(4,868,428)	-

Other income:
Realized gain (loss) on sale of investments, net	(154,313)	(4,208,016)
Unrealized gain (loss) and net interest income from Linked Transactions	-	5,892,193
Realized gain (loss) on derivative contracts, net	(2,830,486)	(842,767)
Unrealized gain (loss) on derivative contracts, net	(1,751,038)	(5,132,327)
Realized gain on mortgage loans held-for-sale	272,232	-
Unrealized gain on mortgage loans held-for-sale	551,383	-
Unrealized gain/(loss) on multi-family loans held in securitization trusts	2,037,112	-
Unrealized gain/(loss) on residential loans held in securitization trusts	(3,356,407)	-
Total other income (loss)	(5,231,517)	(4,290,917)

Expenses:
Management fee	717,775	467,536
General and administrative expenses	1,683,876	252,089
Operating expenses reimbursable to Manager	1,051,567	668,653
Other operating expenses	619,243	129,465
Compensation expense	60,647	80,078

Total expenses	4,133,108	1,597,821

Net income (loss)	$(5,130,327)	$(2,541,274)

Dividends to preferred stockholders	(880,509)	(480,573)

Net income (loss) attributable to common stockholders	$(6,010,836)	$(3,021,847)

Earnings (loss) per share:
Net income attributable to common stockholders (basic and diluted)	$(6,010,836)	$(3,021,847)
Weighted average number of shares of common stock outstanding	14,718,750	8,872,617
Basic and diluted income (loss) per share	$(0.41)	$(0.34)
Dividends declared per share of common stock	$0.38	$0.36

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $600,419,826 and $366,103,204 for March 31, 2015 and December 31, 2014, respectively)	$601,126,052	$368,315,738
Mortgage loans held-for-sale, at fair value	111,656,191	54,678,382
Multi-family loans held in securitization trusts, at fair value	1,671,260,380	1,750,294,430
Residential loans held in securitization trusts, at fair value	556,180,947	631,446,984
Linked transactions, net, at fair value	-	60,818,111
Cash and cash equivalents	26,290,939	32,274,285
Restricted cash	14,324,235	11,400,645
Deferred offering costs	1,014,112	945,661
Deferred securitization costs	145,710	-
Accrued interest receivable	10,142,515	10,962,663
Investment related receivable	223,958	979,509
Derivative assets, at fair value	-	21,550
Other assets	91,365	71,599

Total assets	$2,992,456,404	$2,922,209,557

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$647,487,000	$544,614,000
Mortgage loans held-for-sale	97,360,853	50,263,852
FHLB Advances	1,000,000	-
Multi-family securitized debt obligations	1,589,502,264	1,670,573,456
Residential securitized debt obligations	434,401,168	432,035,976
Derivative liabilities, at fair value	4,102,546	2,289,058
Accrued interest payable	7,710,568	8,238,924
Dividends payable	39,132	39,132
Fees and expenses payable to Manager	1,226,000	1,062,000
Other accounts payable and accrued expenses	1,014,595	295,029

Total liabilities	2,783,844,126	2,709,411,427

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at March 31,
2015 and December 31, 2014, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,718,750 and 14,718,750
shares issued and outstanding, at March 31, 2015 and December 31, 2014, respectively	146,953	146,953
Additional paid-in capital	189,252,974	189,332,874
Accumulated other comprehensive income (loss)	19,090,309	7,208,350
Cumulative distributions to stockholders	(38,806,581)	(32,406,541)
Accumulated earnings	1,771,651	11,359,522

Total stockholders' equity	208,612,278	212,798,130

Total liabilities and stockholders' equity	$2,992,456,404	$2,922,209,557

(1)  Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs.  As of March 31, 2015 and December 31, 2014, assets of consolidated VIEs totaled $2,235,195,560 and $2,389,784,101, respectively, and the liabilities of consolidated VIEs totaled $2,030,839,804 and $2,180,936,221, respectively

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073